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August 27, 1998



Mr. Jerry L. Grace
Sr. Vice President/Treasurer
The Provident Bank
One East Fourth Street
Cincinnati, Ohio  45202

Dear Jerry:

As    we    discussed,   your   employment   as    Senior    Vice
President/Treasurer of The Provident Bank and/or its parent, Provident Financial Group, Inc., and all subsidiaries and affiliated business entities (herein collectively "Provident"), is ending effective September 18, 1998, on which date you will retire. You have indicated that you desire to assist us with an orderly transition.

Your retirement rights to continue to participate in Provident's group health and insurance program, and your conversion privilege under the group life insurance plan are described in separate documents that will be mailed to you.

Given your years of loyal service to Provident, Provident offers you the following Arrangement. You agree to the following:

     1. Through September 18, 1998, you will cooperate in making an orderly transition and report to me.

     2. You will not at any time make any materially derogatory statement about, or do anything materially injurious to, Provident.

     3. You waive your rights to future re-employment with Provident.

     4. For a period of 104 weeks following your retirement, you or a business entity controlled by you will not directly, nor indirectly, hire or recruit any Provident associates or attempt to influence any associate to end employment with Provident.

     5. You will return to me, before 5:00 p.m. on September 17, 1998, which is 21 days from the date you receive this letter, the signed originals of this letter and the attached General Release.
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     6.   Save  and  except if this letter becomes  a  matter  of
          public record, you will not discuss with anyone, other than your spouse and immediate family and your personal legal, tax or financial advisor, the terms of this Agreement. In fact, we recommend that you consult your personal attorney before acting on this offer letter.

     7. You will hold in strict confidence all information relating to Provident's current and planned business operations which is not generally known outside
          Provident, and will not disclose any of such proprietary information to any third party without the prior written consent of an executive officer of Provident.

If  you comply with the terms set forth in numbered paragraphs  1 through 7, immediately above, Provident agrees that it will:

     (a)  Pay,   as  salary  continuation  and  separation,  your
          current regular salary, in bi-weekly payments to you, for the next 104 weeks, with all payments subject to required withholdings;

     (b) Have Provident records reflect that you retired effective September 15, 1998, and, in the future, if Provident receives an inquiry from a third party concerning your employment, Provident will provide the following information: "Mr. Grace served nearly 14 years with Provident, working for his last several years as Senior Vice President/Treasurer. He retired from that position and left employment with Provident on September 18, 1998";

     (c) Not contest your claim for unemployment compensation benefits; and

     (d) Honor all of your rights under Provident's employee retirement benefit plans, as defined under ERISA, or other laws relating to them.

If you have any questions, please contact me without delay.

Sincerely,


/s/Robert L. Hoverson
Robert L. Hoverson
President and Chief Executive Officer

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                       ACCEPTANCE OF OFFER


Having read, having been given an opportunity to ask questions about, and fully understanding the terms and conditions, I accept the above Arrangement this 27 day of August, 1998.

I understand that this Arrangement will not be effective until the eighth day after I sign below because, if I choose to do so, I have seven days after accepting to change my mind and deliver to Provident written notice of my desire to cancel my acceptance. Provident, however, will not withdraw or cancel this offer and agreement during such time.



                              /s/ Jerry L. Grace
                              Jerry L. Grace